*Exhibit 99.17.a

NATIONWIDE MUTUAL FUNDS
Proxy for Special Meeting of Shareholders – May 5, 2008

The undersigned, revoking previous proxies, hereby appoint(s) Allan Oster and James Bernstein, or any one of them, attorneys, with full power of substitution, to vote all shares of the Fund(s) of Nationwide Mutual Funds (the “Trust”), as indicated above, which the undersigned is entitled to vote at a Special Meeting of Shareholders of the Trust to be held at 1200 River Road, Suite 1000, Conshohocken, Pennsylvania 19428, on May 5, 2008, at 9:00 a.m., Eastern time, and at any adjournments thereof. All powers may be exercised by two or more of said proxy holders or substitutes voting or acting or, if only one votes and acts, then by that one. This proxy shall be voted on the proposal described in the Combined Proxy Statement/Prospectus as specified on the reverse side.

Receipt of the Notice of Special Meeting of Shareholders and the accompanying Combined Proxy Statement/Prospectus and Aberdeen Funds’ Prospectus is hereby acknowledged. This proxy is solicited on behalf of the Board of Trustees of the Trust.

QUESTIONS ABOUT THIS PROXY?
Registration printed here

Should you have any questions about the proxy materials or regarding how to vote your shares, please contact our proxy information line toll-free at 1-866-745-0266.  Representatives are available Monday through Friday 9:00 a.m. to 10:00 p.m. Eastern Time.

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PLEASE FOLD HERE AND RETURN THE ENTIRE BALLOT – DO NOT DETACH

NATIONWIDE MUTUAL FUNDS

Proxy for Special Meeting of Shareholders — May 5, 2008

Please see the instructions below if you wish to vote by PHONE, MAIL or via the INTERNET.

NOTE: Please sign exactly as your name appears on this proxy card. When shares are held by joint tenants, at least one holder should sign. When signing in a fiduciary capacity, such as executor, administrator, trustee, attorney, guardian, etc., please so indicate. Corporate and partnership proxies should be signed by an authorized person indicating the person’s title.

CALL:	To vote your proxy by phone, call toll-free 1-866-458-9850 and enter the control number(s) found on the reverse side of this proxy card.

LOG-ON:	To vote via the Internet, go to www.proxyonline.com and enter the control number(s) found on the reverse side of this proxy card.

Shareholder sign here

MAIL:	To vote your proxy by mail, check the appropriate voting box on the reverse side of this proxy card, sign and date the card and return it in the enclosed postage-paid envelope.

Joint owner sign here

Date:

IT IS IMPORTANT THAT PROXIES BE VOTED PROMPTLY.  EVERY SHAREHOLDER’S VOTE IS IMPORTANT.

NATIONWIDE MUTUAL FUNDS	CONTROL NUMBER

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WE NEED YOUR PROXY VOTE AS SOON AS POSSIBLE.

YOUR PROMPT ATTENTION WILL HELP TO AVOID

THE EXPENSE OF FURTHER SOLICITATION.

Please remember to sign and date the reverse side before mailing in your vote.

PLEASE REFER TO THE COMBINED PROXY STATEMENT/PROSPECTUS DISCUSSION OF THIS PROPOSAL.  IF NO DIRECTION IS MADE, AND THIS PROXY IS SIGNED AND RETURNED, THE PROXY WILL BE VOTED FOR THE PROPOSAL.  AS TO ANY OTHER MATTER, SAID ATTORNYS WILL VOTE IN ACCORDANCE WITH THEIR BEST JUDGEMENT.

TO VOTE, MARK BOXES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example:

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PLEASE FOLD HERE AND RETURN THE ENTIRE BALLOT – DO NOT DETACH

THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE FOLLOWING:

PROPOSAL: To approve the agreement and plan of reorganization between Nationwide Mutual Funds, on behalf of certain of its funds, and the Aberdeen Funds, on behalf of its funds.

To vote the proxy for all of your investments in the same manner, please use the boxes below.
		FOR ALL	AGAINST ALL	ABSTAIN ALL

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To vote on the proposal individually for each investment, please use these boxes.
Fund Name		FOR	AGAINST	ABSTAIN

Fund Name	barcode here	☐	☐	☐

Fund Name	barcode here	☐	☐	☐

Fund Name	barcode here	☐	☐	☐

Fund Name	barcode here	☐	☐	☐

Fund Name	barcode here	☐	☐	☐